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                                   EXHIBIT 8

                               JOINDER AGREEMENT

                          Dated as of October 29, 1999

     This Joinder Agreement ("Agreement") is made as of this 29th day of October, 1999 by and among Beacon Capital Partners, L.P., a Delaware limited partnership ("Beacon, L.P."), and Beacon Lodging, Inc., a Massachusetts corporation ("Beacon Lodging").

     Reference is hereby made to the Stockholders' Agreement by and among Beacon, L.P., Apollo Real Estate Investment Fund IV, L.P., Apollo Investment Fund IV, L.P., Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Charitable Investment L.P., THL-CCI Limited Partnership, and certain other stockholders named therein, dated as of June 29, 1999 (the "Stockholders' Agreement"). Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Stockholders' Agreement.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Beacon Lodging hereby agrees, effective as of the date hereof and by execution of this Agreement, to be bound by any and all of the obligations of Beacon, L.P. under the Shareholders' Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.


                            BEACON LODGING, INC.

                            By:    /s/ Lionel P. Fortin
                                   -----------------------------------
                                   Lionel P. Fortin
                                   President


                            BEACON CAPITAL PARTNERS, INC.

                            By: Beacon Capital Partner, Inc. its general partner

                                By:    /s/ Lionel P. Fortin
                                       --------------------------------
                                       Lionel P. Fortin
                                       President and Chief Operating Officer